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                                                                     EXHIBIT 3.2

                             ARTICLES OF ASSOCIATION

                                       OF

                           CLICKSERVICE SOFTWARE LTD.

                   AMENDED AND RESTATED AS OF MARCH ___, 2000


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                             ARTICLES OF ASSOCIATION

                                       OF

                           CLICKSERVICE SOFTWARE LTD.

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INTERPRETATION


1. In these Articles, the words in the first column of the following table shall bear the meanings set opposite them respectively in the second column thereof, if not inconsistent with the subject or context:

      Words                        Meanings

      The Company                  The above-named Company.

      Companies Law                The Companies Law 1999 (the "Companies
                                   Law") and all orders and regulations issued thereunder as amended from time to time, including any law or statute replacing it.

      The Statutes                 The Companies Law, the Securities
                                   Law of 1968 and every other ordinance or law for the time being in force concerning companies and affecting the Company.

      These Articles               These Articles of Association, as
                                   shall be amended from time to time.

      Officer A Director, President, General Manager, Chief Executive Officer, Vice President, Chief Financial Officer, any other manager directly subordinate to the President, and any person who fills one of the said positions in the Company, even if he carries a different title.

      Audit Committee              As defined in the Companies Law.

      The Office                   The registered office of the Company.

      The Seal                     Any of (i) the rubber stamp of the
                                   Company, (ii) the facsimile signature of the Company, or (iii) the electronic signature of the Company as approved by the Board of Directors.

      Shareholders Register        The shareholders register required
                                   to be kept according to the Companies Law and any other shareholders register permitted to be kept by the Company according to the Companies Law.

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      Month                        A Gregorian month.

      NIS                          New Israeli Shekel

      Writing Printing, lithography, photography and any other mode or modes of representing or reproducing words in a visible form.


      Words importing the masculine gender shall include the feminine gender, and words importing person shall include corporations.

      Subject as aforesaid, any words or expressions defined in the Statutes shall, except where the subject or context forbids, bear the same meanings in these Articles.


PUBLIC COMPANY


3. The Company is a limited public company, consequently:

        (a)    no limitations will apply to the transfer of its shares;

        (b)    the number of shareholders will be unlimited;

        (c) the Company may issue shares, debentures or any other securities to the public.

        (d)    the liability of its shareholders is limited by shares.

SHARE CAPITAL

4.      (a)    The share capital of the Company is NIS two million (2,100,000), divided into:

               (i) 98,000,000 Ordinary Shares of NIS 0.02 nominal value each ("Ordinary Shares");

               (ii) 2,000,000 Non-Voting Ordinary Shares of NIS 0.02 nominal value each ("Non-Voting Ordinary Shares"), and

               (ii) 5,000,000 Special Preferred Shares of NIS 0.02 nominal value each ("Special Preferred Shares").

        Except as otherwise provided herein, the shares of each class will rank pari passu with all the other shares in that class.

        (b) Each Ordinary Share entitles its holder to receive notice of, and to participate in, all General Meetings of the Company, and to one (1) vote in such meetings for every share, and the other rights specified in these Articles.

        (c) The Special Preferred Shares may be issued from time to time as shares of one or more series, with such distinctive serial designations as may be stated or expressed in the resolution or resolutions providing for the issuance of such shares from time to time

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               adopted by the Board of Directors of the Company. In the
               resolution or resolutions providing for the issuance of such shares, the Board of Directors of the Company is expressly authorized, without the need for shareholder action, to fix the terms and preferences of the shares of such series, including without limitation the dividend rate, number of shares, and the terms upon which the shares are convertible into or exchangeable for shares of any other class or classes.

        (d) Each Non-Voting Ordinary Share will have the same rights as the Ordinary Shares except that they will not have any voting rights in the Company, including the right to receive notice of meetings of shareholders and to participate in and vote at meetings of shareholders.

               Each Non-Voting Ordinary Share is convertible at any time after issuance of such share at the option of the holder thereof and without payment of any additional consideration into one (1) fully-paid and non-assessable voting Ordinary Share, according to the procedure set out below. Before any holder of Non-Voting Ordinary Shares shall be entitled to convert the same into Ordinary Shares to be converted, the holder shall deliver to the Company written notice specifying the number of shares to be converted. From and after the date on which the Company or its transfer agent received such notice, shares included in such notice shall be deemed converted as specified in the notice, and the converting holder shall be deemed the owner and shall be treated for all purposes as the record holder of the number of Ordinary Shares into which such shares were converted. Promptly after delivery of such written notice, the holder shall surrender the certificate(s) therefor, duly endorsed, at the office of the Company or of any transfer agent for such shares. The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder, certificate(s) for the number of shares to which such holder shall be entitled as aforesaid.

AMENDMENT OF ARTICLES

5. These Articles (with the exception of Article 100 which may be amended as provided therein) may be amended by a majority vote at a meeting of shareholders of the Company, with the exception of Article 100 which may be amended only by the affirmative vote of two - thirds of the shareholders present (in person or by proxy) and voting on such resolution at a General Meeting.

        If the Company's shares are divided into classes of shares, then a change that infringes on the rights of a class of shares shall be made only with the approval of a General Meeting of that class; the provisions of these Articles shall apply, mutatis mutandis, to the adoption of decisions by a class meeting.

        Notwithstanding the provisions of this Article , a change of these Articles that obligates a shareholder to acquire additional shares or to increase the extent of his liability shall not obligate the shareholder without his consent.


SHARES


6. Subject to these Articles or to the terms of any resolution creating new shares, the unissued shares in the registered share capital of the Company from time to time shall be under the

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        control of the Board of Directors, which shall have the power to allot shares or otherwise dispose of them to such persons, on such terms and conditions, and either at par or at a premium or, subject to the provisions of the Statutes, at a discount, and at such times as the Board of Directors may think fit, and the power to give to any person the option to acquire from the Company any shares, either at nominal value or at a premium or, subject as aforesaid, at a discount, during such time and for such consideration as the Board of Directors may determine.

7. If two or more persons are registered as joint holders of any share, any one of such persons may give effectual receipts for any dividends or other monies in respect of such share.

        The Company shall not be required to recognize any holder of a share as a holder other than the registered holder of such share.

8. Every shareholder registered in the Shareholders' Register shall be entitled, without payment, to receive within thirty days after allotment or registration of transfer (unless the conditions of issuance provide for a longer interval), one certificate under the Seal for all the shares registered in his name, and if the Board of directors so approves, several certificates, each for one or more of such shares. Each certificate shall specify the number and denoting numbers of the shares in respect of which it is issued and may also specify the amount paid up thereon; provided that, in the case of joint holders, the Company shall not be bound to issue more than one certificate to all the joint holders, and delivery of such certificate to one of them shall be sufficient delivery to all. Every certificate shall be signed by one Director and countersigned by the Secretary or some other person nominated by the Board of Directors for this purpose.

9. If any share certificate shall be defaced, worn out, destroyed or lost, it may be renewed on such evidence being produced, and such indemnity (if any) being given as the Board of Directors shall require and (in the case of defacement or wearing out) upon delivery of the old certificate and, in any case, upon payment of such sum not exceeding NIS 50 (fifty New Israeli Shekels) as the Board of Directors may from time to time require.

10. The Company may, directly or indirectly, purchase its own shares subject to the provisions of the Companies Law. If the Company purchases its own shares, such shares will not have any rights as long as they are owned by the Company.

11.     (a)    A subsidiary or some other corporate body under the Company's control (in this Article: "ACQUIRING CORPORATE BODY") may acquire shares of the Company subject to the provisions of the Companies
               Law, on condition that the subsidiary's Board of Directors or the Directors of the acquiring corporate body determined that - had the acquisition been made by the Company - it would have been permitted by the provisions of the Companies Law.

        (b) If the Company's shares were acquired by a subsidiary or by an acquiring corporate body, such shares shall not grant voting rights as long as they are owned by the subsidiary or by the acquiring body corporate.

        (c) If a prohibited distribution (as defined in Section 301 to the Companies Law) was made, then the refund specified in Section 310 to the Companies Law shall be made to the subsidiary or to the acquiring body corporate and the provisions of Section 311 shall apply, mutatis mutandis, to the Directors of the subsidiary and to the Directors of the

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               acquiring body corporate. However, if the Company's Board of
               Directors determined that the distribution is permitted, then the responsibility shall be that of the Company's Directors, as provided in Section 311 to the Companies Law.

        (d) Notwithstanding the provisions of Sub-article (a), acquisition by a subsidiary or by an acquiring corporate body that is not wholly owned by the Company constitutes a distribution in an amount equal to the amount of the acquisition, multiplied by the proportion of rights in the subsidiary's capital or in the capital of the acquiring corporate body held by the Company.


TRANSFER OF SHARES


12. No transfer of shares shall be registered unless a proper writing or instrument of transfer (in any customary form or any other form satisfactory to the Board of Directors) has been submitted to the Company (or its transfer agent), together with the share certificate(s) and such other evidence of title as the Board of Directors may reasonably require. Until the transferee has been registered in the Shareholders Register (which the Company guarantees to perform promptly from submission to it of the foregoing) in respect of the shares so transferred, the Company may continue to regard the transferor as the owner thereof.

13. The Board of Directors may refuse, without giving any reasons therefor, to register any transfer of shares where the Company has a lien on the shares, constituting the subject matter of the transfer, but fully paid-up shares may be transferred freely and such transfers do not require the approval of the Board of Directors.

        All instruments of transfer shall remain in the custody of the Company, but any such instrument which the Board of Directors refused to register shall be returned to the person from whom it was received, if such request be made by him.

14. The Transfer Records and the Shareholders Register and Debenture Holders (if any) Register and Debenture Stock Holders (if any) Register and other securities (if any) Register of the Company may be closed during such time as the Board of Directors may deem fit, not exceeding, in the aggregate, thirty (30) days in each year.


TRANSMISSION OF SHARES


15. In the case of the death of a shareholder, or a holder of a debenture, the survivor or survivors, where the deceased was a joint holder, and the executors and/or administrators and/or the legal heirs of the deceased where he was a sole or only surviving holder, shall be the only persons recognized by the Company as having any title to his shares or his debentures, but nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share or any debenture jointly held by him.

16. Any person who becomes entitled to a share or a debenture in consequence of the death or bankruptcy or any shareholder may, upon producing such evidence of title as the Board of Directors shall require, with the consent of the Board of Directors, be registered himself as holder of the share or the debenture or, subject to the provisions as to transfers herein contained, transfer the same to some other person.

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17.     A person entitled to a share or a debenture by transmission shall be entitled to receive, and may given a discharge for, any dividends or interest or other monies payable in respect of the share or debenture, but he shall not be entitled in respect of it to receive notices of, or to attend or vote at meetings of the Company or, save as aforesaid, to exercise any of the rights or privileges of a shareholder or a holder of a debenture unless and until he shall become a shareholder in respect of the share or a holder of the debenture.


ALTERATIONS OF CAPITAL


18. Subject to the provisions of the Companies Law, the Company may from time to time by a majority vote at a meeting of shareholders of the
        Company:

        (a) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares; or

        (b) cancel registered share capital that has not yet been issued, on condition that there are no undertakings of the Company - including conditional undertakings to issue such shares; or

        (c) divide its share capital or any part thereof into shares of smaller amount than is fixed by its Articles of Association by sub-division of its existing shares or any of them , and so that as between the resulting shares, one or more of such shares may, by the Resolution by which such sub-division is effected, be given any preference or advantage as regards dividend, return of capital, voting or otherwise over the others or any other shares; or

        (d) reduce its share capital and any capital redemption reserve fund in any way that may be considered expedient.

19. The Company may, subject to the Companies Law, issue redeemable shares and redeem the same according to the terms and conditions which the Company shall determine.


INCREASE OF CAPITAL


20. The Company may from time to time by a majority vote at a meeting of shareholders, whether all the shares for the time being authorized shall have been issued or all the shares for the time being issued shall have been fully called up or not, increase its share capital by the creation of new shares; such new capital to be of such amount and to be divided into shares of such respective amounts and (subject to any special rights for the time being attached to any existing class of shares) to carry such preferential, deferred or other special rights (if any) or to be subject to such conditions or restrictions (if any) in regard to dividend, return of capital, voting or otherwise as the General Meeting deciding upon such increase directs.

21. Except so far as otherwise provided by or pursuant to these Articles or by the conditions of issuance, any new share capital shall be considered as part of the original ordinary share capital of the Company, and shall be subject to the same provisions with reference to liens, transfer, transmission and otherwise as the original share capital.

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MODIFICATION OF CLASS RIGHTS


22. If, at any time, the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issuance of the shares of that class) may be varied with the consent in writing of the holders of all the issued shares of that class, or with the sanction of a majority vote at a meeting of the shareholders passed at a separate meeting of the holders of the shares of the class. The provisions of these Articles relating to General Meetings shall apply, mutatis mutandis, to every such separate General Meeting. Any holder of shares of the class present in person or by proxy may demand a secret poll.

23. Unless otherwise provided by the conditions of issuance, the enlargement of an existing class of shares, or the issuance of additional shares thereof, shall not be deemed to modify or abrogate the rights attached to the previously issued shares of such class or of any other class.


BORROWING POWERS


24. The Board of Directors may from time to time, in its discretion, cause the Company to borrow or secure the payment of any sum or sums of money for the purposes of the Company, and may secure or provide for the repayment of such sum or sums in such manner, at such times and upon such terms and conditions in all respects as it sees fit and, in particular, by the issuance of bonds, perpetual or redeemable debentures, debenture stock, or any mortgages, charges or other securities on the undertaking, or the whole or any part of the property of the Company, both present and future, including units uncalled or called but unpaid capital for the time being.

POWERS OF THE GENERAL MEETING

25. Without derogating from the authority of the General Meeting pursuant to these Articles, the Company's decisions on the following matters shall be adopted at a General Meeting:

        (1)    any changes in these Articles;

        (2) exercise of the powers of the Board of Directors in accordance with the provisions of Section 52(a) of the Companies Law;

        (3)    appointment of the Company's Auditor;

        (4) appointment of External Directors, in accordance with the provisions of the Companies Law;

        (5) approval of acts and transactions that require approval by the General Meeting under the provisions of Articles 255 and 268 to 275 of the Companies Law;

        (6) the increase and reduction of the registered share capital, in accordance with the provisions of Articles 286 and 287 to the Companies Law;

        (7)    a merger, as specified in Article 320(a) to the Companies Law.

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GENERAL MEETINGS


26.     (a)    General Meetings shall be held at least once in every calendar year at such time, not being more than fifteen months after the holding of the last preceding General Meeting, and at such time and place as may be determined by the Board of Directors. Such
               Annual General Meetings shall be called "Annual Meetings", and all other General Meetings of the shareholders shall be called
               "Special Meetings". The Annual Meeting shall receive and consider the Directors' Report, the Financial Statements, appoint auditors, elect directors, and transact any other business which, under these Articles or by the Companies Law, may be transacted at a General Meeting of the Company, provided that notice of such other business was given to shareholders in accordance with the provisions of these Articles. At a General Meeting, decisions shall be adopted only on matters that were specified on the agenda.

        (b) Any reference in these Articles to a "General Meeting" will be either a General Meeting or a Special Meeting, according to the context.

27. The Board of Directors may, whenever it deems necessary, and shall upon such requisition in writing as is provided by Section 63(b) of the Companies Law, convene a General Meeting. Any such request must state the purposes for which the meeting is to be called, be signed by the requesting shareholders, and must be deposited at the Office. Such request may consist of several documents in like form, each signed by one or more requesting shareholder.

28. Unless a longer period for notice is prescribed by the Companies Law, at least ten (10) days and not more than sixty (60) days notice of any General Meeting shall be given, specifying the place, the day and the hour of meeting and, in the case of special business, the nature of such business, shall be given in the manner hereinafter mentioned, to such shareholders as are under the provisions of these Articles, entitled to receive notices from the Company. Notices shall be given by mail or by personal delivery to every registered shareholder of the Company, to his address as described in the Shareholders Register of the Company or such other address as designated by him in writing for this purpose. Provided that the accidental omission to give such notice to, or the non-receipt of such notice by, any such shareholder shall not invalidate any resolution passed or proceeding held at any such meeting and, with the consent of all the shareholders for the time being entitled to receive notice of meetings, a meeting may be convened upon a shorter notice or without notice, and generally in such manner as such shareholders may approve. Such consent may be given at the meeting or retrospectively after the meeting. If the shareholder did not provide the Company any address for the delivery of notices, the shareholder shall be deemed to have waived his right to receive notices.

29. Only shareholders of record as reflected on the Company's Share Register at the close of business on the date fixed by the Board of Directors as the record date determining the then shareholders who will be entitled to vote, shall be entitled to notice of, and to vote, in person or by proxy, at a General Meeting and any postponement or adjournment thereof. The Board of Directors will fix the record date of not less than ten
        (10) nor more than sixty (60) days before the date of the General
        Meeting.

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PROCEEDINGS AT GENERAL MEETINGS


30. No business shall be transacted at any General Meeting unless a quorum is present when the meeting proceeds to business. The quorum at any Meeting shall be two shareholders present in person or by proxy, holding or representing at least thirty three percent (33%) of the total voting rights in the Company. A company being a shareholder shall be deemed to be personally present for the purpose of this Article if represented by its representative duly authorized in accordance with Article 42.

31. If, within half an hour from the time appointed for the holding of a General Meeting, a quorum is not present, the meeting shall stand adjourned to the same day in the next week at the same time and place, or any time and hour as the Board of Directors shall designate and state in a notice to the shareholders entitled to vote at the original meeting, and if, at such adjourned meeting, a quorum is not present within half an hour from the time appointed for holding the meeting any two shareholders present in person or by proxy shall constitute a quorum. Notwithstanding the aforesaid, if a General Meeting was convened at the demand of shareholders as permitted by Section 63(b) of the Companies Law, then a quorum at such adjourned meeting shall be present only if one or more shareholders are present who held in the aggregate at least 5% of the issued share capital of the Company and at least 1% of the voting rights in the Company or one or more shareholders who hold in the aggregate at least 5% of the voting rights in the Company.

32.     (a)    At every General Meeting, a chairman shall be elected for that meeting.

        (b) The election of the meeting's chairman shall be held at the beginning of the meeting's discussions, which shall be opened by the chairman of the Board of Directors or by a Director whom the Board of Directors authorized to do so.

33. The chairman may, with the consent of any meeting at which a quorum is present, and shall, if so directed by the meeting, adjourn any meeting from time to time and from place to place as the meeting shall determine. Whenever a meeting is adjourned pursuant to the provisions of this Article for more than seven days, notice of the adjourned meeting shall be given in the same manner as in the case of an original meeting. Save as aforesaid, no shareholder shall be entitled to any notice of an adjournment, or of the business to be transacted at an adjourned meeting. No business shall be transacted at any adjourned meeting other than the business which might have been transacted at the meeting from which the adjournment took place.


VOTES OF SHAREHOLDERS


34. Except as otherwise provided in these Articles, any resolution at a General Meeting shall be deemed adopted if approved by the holders of a majority of the voting rights in the Company represented at the meeting in person or by proxy and voting thereon. In the case of an equality of votes, either on a show of hands or a poll, the chairman of the meeting shall not be entitled to a further or casting vote.

35. At all General Meetings, a resolution put to a vote at the meeting shall be decided on a show of hands unless, before or upon the declaration of the result of the show of hands, a poll in writing be demanded by the chairman (being a person entitled to vote), or by at least two shareholders present, in person or by proxy, holding at least 5% of the issued share capital of

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        the Company and, unless a poll be so demanded, a declaration by the chairman of the meeting that a resolution has been carried, or has been carried unanimously or by a particular vote, or lost, or not carried by a particular vote, shall be conclusive, and an entry to that effect in the Minute Book of the Company shall be conclusive evidence thereof, without proof of the number or proportion of the votes recorded in favor of or against such resolution.

36. If a poll be demanded in manner aforesaid, it shall be taken forthwith, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The demand of a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded.

37. Any shareholder which is not a natural person may, by resolution of its directors or other governing body, authorize such person as it thinks fit to act as its representative at any General Meeting, and the person so authorized to the satisfaction of the Company shall be entitled to exercise the same powers on behalf of such company, which he represents as that company could exercise if it were an individual shareholder.

38. Subject to any rights or restrictions for the time being attached to any class or classes of shares, every shareholder shall have one vote for each share of which he is the holder, whether on a show of hands or on a poll.

39. If any shareholder be a lunatic, idiot, or non compos mentis, he may vote by his committee, receiver, curator bonis or other legal curator, and such last-mentioned persons may give their votes either personally or by proxy.

40. If two or more persons are jointly entitled to a share then, in voting upon any question, the vote of the senior person who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other registered holders of the share and, for this purpose, seniority shall be determined by the order in which the names stand in the Shareholders Register.

41. Votes may be given either personally or by proxy. A proxy need not be a shareholder of the Company.

42.     (a)    The instrument appointing a proxy shall be in writing in the usual common form, or such form as may be approved by the Board of Directors, and shall be signed by the appointor or by his attorney duly authorized in writing or, if the appointor is a corporation, the corporation shall vote by its representative, appointed by an instrument duly signed by the corporation.

        (b) The instrument appointing a proxy shall be deemed to include authorization to demand a poll or to vote on a poll on behalf of the appointor.

43. A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal, or revocation of the proxy, or transfer of the share in respect of which the vote is given, unless an intimation in writing of the death, revocation or transfer shall have been received at the Office before the commencement of the meeting or adjourned meetings at which the proxy is used.

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44.     The instrument appointing a proxy shall be deposited at the Office or at such other place or places, whether in Israel or elsewhere, as the Board of Directors may from time to time, either generally or in a particular case or class of cases prescribe, at least forty-eight (48) hours before the time appointed for holding the meeting or adjourned meeting at which the person named in such instrument proposes to vote; otherwise, the person so named shall not be entitled to vote in respect thereof; but no instrument appointing a proxy shall be valid after the expiration of twelve months from the date of its execution.

45. Subject to the provisions of the Companies Law, a resolution in writing (approved by letter, telex, facsimile or otherwise) by all the shareholders, in person or by proxy, for the time being entitled to vote at a General Meeting of the Company, shall be as valid and as effectual as a resolution adopted by a General Meeting duly convened, held and constituted for the purpose of passing such resolution.

46. A shareholder will be entitled to vote at the Meetings of the Company by several proxies appointed by him, provided that each proxy shall be appointed with respect to different shares held by the appointing shareholder. Every proxy so appointed on behalf of the same shareholder shall be entitled to vote as he sees fit.

47. No person shall be entitled to vote at any General Meeting (or be counted as a part of the quorum thereof) unless all calls then payable by him in respect of his shares in the Company shall have been paid.

DIRECTORS POWERS AND RESPONSIBILITIES OF THE BOARD OF DIRECTORS

48.     (a)    Without derogating from the authority of the General Meeting pursuant to these Articles and the Companies Law, the Board of Directors shall formulate the Company's policy and shall supervise the exercise of the General Manager's office and his acts, and as part thereof it -

               (1) shall determine the Company's plans of activity, the principles for financing such plans and the order of priority among them;

               (2) shall examine the Company's financial situation and set the framework of credit which the Company may take;

               (3) shall determine the organizational structure and the compensation policy of employees;

               (4)    may decide to issue a series of debentures;

               (5) is responsible for the preparation and approval of the financial reports according to Section 171 to the Companies Law;

               (6) shall report to the Annual Meeting about the state of the Company's affairs and on its business results, as required by Section 173 to the Companies Law;

               (7) shall appoint and dismiss the General Manager, as provided by Section 250 to the Companies Law;

               (8) shall decide on the acts and transactions that require its approval in accordance with these articles or under the provisions of Sections 255 and 268 to 275 to the Companies Law;

               (9) may issue shares and securities convertible into shares up to the limit of the Company's registered share capital, under the provisions of Section 288 to the Companies Law;

               (10) may decide on a distribution according to Sections 307 and 308 to the Companies Law;

               (11) shall express its opinion on a special purchase offer, according to Section 329 to the Companies Law.

        (b) The powers of the Board of Directors under this Article cannot be delegated to the General Manager.


DIRECTORS


49.     The Board of Directors of the Company shall consist of a minimum of two
        (2) and a maximum of eleven (11) Directors.

50.     (a)    Except for External Directors (as defined in the Companies Law), all directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, one class to hold office initially for a term expiring at the 2001 Annual Meeting of the Company, another class to hold office initially for a term expiring at the 2002 Annual Meeting of the Company, and another class to hold office initially for a term expiring at the 2003 Annual Meeting of the Company, with the members of each class to hold office until their successors have been duly elected and qualified. At each Annual Meeting following the 2001 Annual Meeting, the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the Annual Meeting of the Company held in the third year following the year of their election and until their successors have been duly elected and qualified.

        (b) Any director or directors may be removed from office at any time, but only for "cause" and only by the affirmative vote of (i) the holders of the majority of the Ordinary Shares present in person or by proxy and voting thereon, or (ii) a majority of the Board of Directors. For purposes of this clause (b): "cause" shall mean the willful and continuous failure of a director substantially to perform such director's duties to the Company (other than any such failure resulting from incapacity due to physical or mental illness) or the willful engaging by a director in gross misconduct materially and demonstrably injurious to the Company.

        (c) The Company shall appoint External Directors as and to the extent required by, and they shall hold office according to, the Companies Law, as long as the Company is required by the Companies Law to appoint External Directors.

51.     (a)    No person shall be nominated for the office of a director at a
               General Meeting, except for directors whose term of office expired at the time the General Meeting was convened, persons nominated for the office of a director by the Board of Directors, and as provided for in Article 51(b).

        (b) Any shareholder entitled to receive notice of and vote at a General Meeting desiring to propose a nominee for director to be elected at an Annual General Meeting of Shareholders has to deliver notice to the Secretary, at the Company's principal offices, not later than ninety (90) days prior to the date of the annual General Meeting at which meeting such election is to occur, whichever date is later. The notice shall set forth: (i) the name and address, as they appear on the Company's share register, of the shareholder proposing such nominee, (ii) the identity and background of the nominee,
               (iii) the class and number of shares of the Company beneficially owned by such shareholder, (iv) a representation that such shareholder is a shareholder of record and intends to appear by person or by proxy at such General Meeting to bring the General Meeting the nominee specified in the notice, (v) a brief description of the reasons for wanting to nominate such nominee as a director, (vi) any material interest that the shareholder has in the election of such nominee and (vii) the written consent of the nominee to be elected as a director of the Company.

52. The Directors in their capacity as such, shall be entitled to receive remuneration and reimbursement of expenses incurred by them in the course of carrying out their duties as Directors.

53.     The office of a Director shall be vacated, ipso facto:

        (a) upon his resignation by written notice signed by him and delivered to the Office;

        (b) if he becomes bankrupt or enters into an arrangement with his creditors;

        (c)    if he is or becomes of unsound mind;

        (d) if he be relieved of his office as provided in Article 50(b) hereof;

        (e) if he is prevented by applicable law from serving as a director of the Company.

        (f)    if the Board of Directors terminate his office according to
               Section 231 of the Companies Law;

        (g)    if court order is given according to Section 233 of the Companies
               Law.

54.     (a)    Subject to the provisions of the Companies Law, no Director shall be disqualified by virtue of his office from holding any office, or deriving any profit from any other office in the Company or from any company in which the Company shall be a shareholder or otherwise interested, or from contracting with the Company as a vendor, purchaser or otherwise.

        (b) Transactions entered into by the Company in which an office holder of the Company has a personal interest, directly or indirectly, will be valid in respect of the Company and the office holder only if approved by the Company's Board of Directors and, if such transactions are "irregular transactions" as defined in the Companies Law, only if approved in accordance with the requirements of the Companies Law.

55. A Director who has a personal interest in a matter which is brought for discussion before the Board of Directors may participate in said discussion, provided that he shall neither vote in nor attend discussions concerning the approval of the activities or the arrangements. If said Director did vote or attend as aforesaid, the approval given to the aforesaid activity or arrangements shall be invalid.

56. In the event of one or more vacancies on the Board of Directors, the continuing Directors may continue to act as long as the Board of Directors consists of at least a majority of the total number of Directors elected. However, in the event that the remaining Directors are not a majority of the total number of Directors elected, the remaining Director or Directors may call for the convening of a General Meeting for the purpose of the election of Directors.

57.     Subject to the limitation on the number of Directors as specified in
        Article 49, the Board of Directors may, at any time and from time to time, appoint any other person as a Director, whether to fill a vacancy or to add to their number. Any Director so appointed shall hold office until the next Annual Meeting at which the term of the class to which they have been elected expires, and may be re-elected.

58. In case of any increase in the number of directors, the additional director or directors, and in case of any vacancy in the Board of Directors due to a death, resignation, removal, disqualification or any other cause, the successors appointed according to Article 57 to fill the vacancies shall be elected by a majority of the directors then in office.

CONVENING THE BOARD OF DIRECTORS

59.     (a)    The Chairman of the Board of Directors may convene a meeting of the Board of Directors at any time.

        (b) The Board of Directors shall hold a meeting on a specified subject on the demand of two Directors, or if the Board of Directors consists of up to five Directors one Director;

        (c) The Chairman of the Board of Directors shall convene the Board of Directors upon a demand said in Sub-article (b) of this Article 59 or if Section 122(d) to the Companies Law applies, due to a notice or report from the General Manager or due to a notice from the Auditor of the Company under Section 169 to the Companies Law.

        (d) If a meeting of the Board of Directors was not convened within 14 days after the date of a demand pursuant to Sub-article (b) of this Article 59, or after the date of a notice or report of the General Manager according to Section 122(d) to the Companies Law, or after notice of the Auditor under Section 169 to the Companies Law, then each of those persons enumerated in Sub-articles (b) and (c) may convene a meeting of the Board of Directors, which shall discuss the subject specified in the demand, notice or report, as the case may be.

MEETINGS OF THE BOARD OF DIRECTORS AND THEIR CONDUCT

60. The agenda of a meeting of the Board of Directors shall be set by the Chairman of the Board of Directors, and it shall include:

        (1)    subjects determined by the Chairman of the Board of Directors;

        (2)    subjects determined as said in Section 98 to the Companies Law;

        (3) any subject which a Director or the General Manager requested at a reasonable time before the meeting was convened - of the Chairman of the Board of Directors to include in the agenda

61.     (a)    Notice of a meeting of the Board of Directors shall be delivered to all its members at a reasonable time before the meeting, but not later than forty eight (48) hours prior to the time set for any such meeting,

        (b) A notice under Sub-article (a) shall be delivered to the Director's address that was given to the Company in advance, and in it shall be stated the time of the meeting and the place where it will convene, as well as reasonable details on all the subjects on the agenda.

62. Notwithstanding the provision of Article 61 hereto, the Board of Directors may - with the consent of all the Directors - convene for a meeting without notice.

GENERAL MANAGER

63. The Board of Directors will appoint one or more persons as General Manager, and they will be titled as President or Chief Executive Officer
        (CEO) or Chief Operating Officer (COO). The Board of Directors may from time to time remove or discharge him or them from office (subject to the provisions of any agreement between any such person and the Company) and appoint another or others in his or their place or places.


64. The Board of Directors may from time to time appoint one or more Vice Presidents for certain functions, to carry out duties delegated to him
        (them) by the President, CEO or COO.

65. To the extent permitted by the Companies Law, the Board of Directors may from time to time confer upon and delegate to a President, CEO, COO or other Executive Officer then holding office, such authorities and duties of the Board of Directors as they may deem fit, and they may delegate such authorities and duties for such period and for such purposes and subject to such conditions and restrictions which they consider in the bests interests of the Company, and they may delegate such authorities and duties without waiving the authorities of the Board of Directors with respect thereto and it may from time to time revoke, cancel and alter such authorities and duties in whole or in part.

66. The remuneration of a President, CEO, COO or other Executive Officer shall be fixed by the Board of Directors, taking into consideration any agreement between him and the Company, and it may be in whole or in part, in the form of salary, share options, or commissions or profit sharing or a combination thereof.


DIRECTOR'S ACTS AND AUTHORITIES


67. The management of the business of the Company shall be vested in the Board of Directors, which may exercise all such powers and do all such acts and things as the Company is authorized to exercise and do, and are not hereby or by law required to be exercised or done by the Company in a General Meeting. The authority conferred on the Board of Directors by this Article 67 shall be subject to the provisions of the Companies Law, of these Articles and any regulation or resolution consistent with these Articles adopted from time to time by the Company in a General Meeting, provided, however that no such regulation or resolution shall invalidate any prior act done by or pursuant to a decision of the Board of Directors which would have been valid if such regulation or resolution had not been adopted.

68. The Directors may postpone their meetings and otherwise regulate them as they shall deem fit. The quorum for the dispatch of business by the Board of Directors shall be determined by the Directors and, if not so determined, shall be the majority of the Directors then holding office.

69. A resolution in writing signed or otherwise approved in writing (by letter, telegram, telex, facsimile, electronic mail or otherwise) by all the Directors then in office shall be as valid and as effectual as a resolution adopted by the Board of Directors at a meeting of the Board of Directors duly convened and held.

70. Members of the Board of Directors, or of any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or of any committee, by means of a telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute attendance in person at the meeting.

71.     (a)    The Board of Directors shall elect a Chairman for the meeting and fix the term of his office. The CEO shall not serve as Chairman of the Board of Directors and vice versa unless the holders of two thirds of the voting rights in the Company represented in person or by proxy and voting on such resolution at a General
               Meeting, who are not controlling shareholders of the Company or their representatives and who are present at the vote, adopt a decision to appoint the Chairman of the Board of Directors as the CEO, for a period not exceeding three years after the date of the adoption of the decision.

        (b) In the event that a Chairman was not elected or if the Chairman should fail to be present at a meeting fifteen (15) minutes after the time set for its convening, the remaining Directors shall elect one of those present to be Chairman of the meeting.

        (c) All questions that arise at meetings of the Board of Directors shall be decided by a majority of votes. In the event of a tie vote, the Chairman of the Board of Directors shall cast the deciding vote.

72. Any meeting of the Board of Directors at which a quorum is present shall have the authority to exercise all or part of the authorities, powers of attorney and discretion invested at such time in the Directors or regularly exercised by them.

73. Subject to the Companies Law, the Board of Directors may delegate its authorities in whole or in part to committees as it shall deem fit, and it may from time to time revoke such delegation. Any committee so created must, in exercising the authorities granted to it, adhere to all the instructions of the Board of Directors given from time to time and/or to the provisions of the Companies Law.

74. All acts done bona fide at any meeting of the Board of Directors, or of a committee of the Board of Directors or by any person(s) acting as Director(s) shall, notwithstanding that it may afterwards be discovered that there was some defect in the appointment of the participants in such meeting or any of them or any person(s) acting as aforesaid, or that they or any of them or any person(s) acting as aforesaid, or that they or any of them were disqualified, be as valid as if there were no such defect or disqualification.

75. The Board of Directors shall cause proper Minutes to be kept of the following:

        (a) the names of all the Directors present at any meeting of the Board of Directors and at any meeting of a committee of the Board of Directors;

        (b) all proceedings and resolutions of General Meetings of the Company, Board of Directors' meetings and Committees of the Board of Directors' meetings.

        Any Minutes as aforesaid, if purporting to be signed by the Chairman of such meeting or by the Chairman of the next succeeding meeting, shall be accepted as prima facie evidence of the matters therein recorded.

76.     [Reserved.]


SHAREHOLDERS REGISTERS


77. Subject to, and in accordance with, the provisions of the Companies Law, the Company may cause Shareholder Register to be kept at any place in Israel and may cause a copy of the Shareholder Register to be kept outside Israel as the Board of Directors may think fit and, subject to all applicable legal requirements, the Board of Directors may from time to time adopt such rules and procedures as it may think fit in connection with the keeping of such registers. In addition to the Shareholders Register, the Company shall also keep a Register of Substantial Shareholders as defined in the Companies Law.


SECRETARY


78. The Board of Directors may from time to time appoint a Secretary to the Company as it deems fit, and may appoint a temporary Assistant Secretary who shall act as Secretary for the term of his appointment.


RIGHTS OF SIGNATURE - STAMP AND SEAL


79.     (a)    Authorization to sign on behalf of the Company and thereby bind it shall be made and granted from time to time by the Board of Directors. The Company shall have at least one rubber stamp. The
               Company shall be bound by the signature of the aforesaid appointees if appearing together after its stamp or printed name.

        (b) The Board of Directors may provide for a seal. If the Board of Directors so provides, it shall also provide for the safe custody thereof. Such seal shall not be used except by the authority of the Board of Directors and in the presence of the person(s) authorized to sign on behalf of the Company, who shall sign every instrument to which such seal is affixed.

DIVIDENDS

80. Subject to any preferential, deferred, qualified or other rights, privileges or conditions attached to any special class of shares with regard to dividends, the profits of the Company available for dividend and resolved to be distributed shall be applied in payment of dividends upon the shares of the Company in proportion to the amount paid up or credited as paid up per the nominal value thereon respectively. Unless not otherwise specified in the conditions of issuance of the shares, all dividends with respect to shares which were not fully paid up within a certain period, for which dividends were paid, shall be paid proportionally to the amounts paid or credited as paid on the nominal value of the shares during any portion of the abovementioned period.

81. The Board of Directors may declare a dividend to be paid to the shareholders according to their rights and interests in the profits, and may fix the record date for eligibility and the time for payment.

82. The Directors may from time to time pay to the shareholders on account of the next forthcoming dividend such interim dividends as, in their judgment, the position of the Company justifies.

83. A transfer of shares shall not pass the right to any dividend declared thereon after such transfer and before the registration of the transfer.

84. Notice of the declaration of any dividend, whether interim or otherwise, shall be given to the holders of registered shares in the manner hereinafter provided.

85. Unless otherwise directed, any dividend may be paid by check, bank transfer or warrant, sent through the post to the registered address of the shareholder or person entitled or, in the case of joint registered holders, to that one of them first named in the register in respect of the joint holding. Every such check shall be made payable to the order of the person to whom it is sent. The receipt by the person whose name, at the date of the declaration of the dividend, appears in the register of shareholders as the owner of any share or, in the case of joint holders, of any one of such joint holders, shall be a good discharge to the Company of all payments made in respect of such share. All dividends unclaimed for one year after having been declared may be invested or otherwise used by the Directors for the benefit of the Company until claimed. No unpaid dividend or interest shall bear interest as against the Company.

86. The Board of Directors may determine that, a dividend may be paid, wholly or partly, by the distribution of specific assets of the Company or by distribution of paid-up shares, debentures or debenture stock or any other securities of the Company or of any other companies or in any one or more of such ways in the manner and to the extent permitted by the Companies Law.


PROHIBITED DISTRIBUTION

87.     (a)    If the Company made a prohibited distribution as defined in the
               Companies Law, then the shareholder must return to the Company whatever he received, unless he did not know and did not need to know that the distribution carried out was prohibited.

        (b) It is assumed that a shareholder in the Company, who at the time of the distribution is not a Director, General Manager or controlling member of the Company, did not know and did not need to know that the distribution carried out was a prohibited distribution.

88. If the Company carried out a prohibited distribution, then every person who was a Director at the time of the distribution shall be treated as a person who thereby committed breach of trust against the Company, unless he proved one of the following:

        (1) that he opposed the prohibited distribution and took all reasonable steps to prevent it;

        (2)    that he exercised reasonable reliance on information under which
               - had it not been misleading - the distribution would have permitted;

        (3) that under the circumstances of the case he did not know and did not need to know of the distribution.


MERGER

89. A merger requires approval by the Board of Directors and by the General Meeting, in accordance with the provisions of the Companies Law.

90.     (a)    The Board of Directors of the Company, while considering whether to approve the merger, shall discuss and determine taking the Company's financial situation into account - whether in its opinion there is a reasonable suspicion that in consequence of the merger the merged Company will not be able to meet the Company's obligations to its creditors.

        (b) If the Board of Directors determined that there is a suspicion as said in Sub-article (a), then it shall not approve the merger.

91. If each of the Boards of Directors of the merging companies approved the merger, then they shall jointly draw up a proposal for the approval of the merger (hereafter: merger proposal) and sign it.

92.     (a)    The Company shall deliver the merger proposal to the Companies
               Registrar within three days after the General Meeting was called.

        (b) The Company shall inform the Companies Registrar of the General Meetings decision within three days after the decision was adopted, shall inform him that the notice was given to the creditors under Section 318 to the Companies Law, and shall also deliver to the Registrar a copy of the Court decision under Sections 319 to 321 to the Companies Law within three days after the said decision was given.


ACCOUNTS


93. The Board of Directors shall cause accurate books of account to be kept in accordance with the provisions of the Companies Law and of any other applicable law. Such books of account shall be kept at the Registered Office of the Company, or at such other place or places as the

        Board of Directors may think fit, and they shall always be open to inspection by all Directors. No shareholder not being a Director shall have any right to inspect any account or book or other similar document of the Company, except as conferred by law or authorized by the Board of Directors of the Company.

94. At least once in every fiscal year the accounts of the Company shall be audited and the correctness of the profit and loss account and balance sheet certified by one or more duly qualified auditors.

95. The appointment, authorities, rights and duties of the auditor(s) of the Company shall be regulated by the applicable law.


NOTICES


96.     (a)    A notice or any other document may be served by the Company upon any shareholder either personally or by sending it by prepaid mail in Israel (by air mail if sent to a place outside Israel, other than the U.S. or Canada, or by first class mail if sent within the U.S. or Canada) addressed to such shareholder at "his" address as reflected on the Company's Shareholders Register or such other address as he may have designated in writing for the receipt of notices and other documents. Any written notice or other document shall be deemed to have been served forty-eight
               (48) hours after it has been mailed (seven (7) days if sent to a place or mailed at a place outside of Israel, forty-eight (48) hours if sent within the U.S. or Canada), or when actually received by the addressee if sooner than forty-eight (48) hours or seven (7) days, as the case may be, after it has been mailed, or when actually tendered in person to such shareholder (or to the Secretary or the President of the Company, as the case may
               be); provided, however, that such notice or other document mentioned above may be sent by facsimile and confirmed by registered mail as aforesaid, and such notice shall be deemed to have been given twenty-four (24) hours after such facsimile has been sent or when actually received by such shareholder (or by the Company), whichever is earlier. If a notice is, in fact, received by the addressee, it shall be deemed to have been duly served when received, notwithstanding that it was defectively addressed or failed in some respect to comply with the provisions of this Article.

        (b) Unless otherwise specified in bearer share warrants, the holders of such warrants shall not be entitled to receive notice of any General Meeting of the Company, and the Company is under no obligation to give notice of General Meetings to a person entitled to a share by virtue of its delivery to him, unless he is duly registered as a shareholder.

        (c) All notices to be given to the shareholders shall, with respect to any shares to which persons are jointly entitled, be given to whichever of such persons is named first in the Shareholders Register, and any notice so given shall be sufficient notice to the holders of such shares.

        (d) Any shareholder whose address is not described in the Shareholders Register, and who shall not have designated in writing an address for the receipt of notices, shall not be entitled to receive any notice from the Company.

        (e) Any notice or other document served upon or sent to any shareholder by publication in accordance with these Articles shall, notwithstanding that he be then deceased or bankrupt, and whether or not the Company has notice of his death or bankruptcy, be deemed to be duly served or sent in respect of any shares held by him (either alone or jointly with others) until some other person is registered in his stead as the holder or joint holder of such shares, and such service or sending shall be a sufficient service on or sending to his heirs, executors, administrators or assigns and all other persons (if any) interested in such share.

        (f) Where a given number of days' notice, or notice extending over any period, is required to be given, the day of service shall be counted in such number of days or other period.


RECONSTRUCTION


97. On any sale of the undertaking of the Company, the Board of Directors or the liquidators on a winding-up may, if authorized by a majority vote at a meeting of shareholders, accept fully paid up shares, debentures or securities of any other company, whether Israeli or foreign, either then existing or to be formed, for the purchase, in whole or in part, of the property of the Company, and the Board of Directors (if the profits of the Company permit), or the liquidators (on a winding-up), may distribute such shares or securities, or any other property of the Company, amongst the shareholders without realization, or vest the same in trustees for them, and the shareholders of the Company at any General Meeting may provide for the distribution or appropriation of the cash, shares or other securities, benefits or property, in accordance with the legal rights of the shareholders or contributors of the Company, and for the valuation of any such securities or property at such price and in such manner as the meeting may approve, and all holders of shares shall be bound to accept and shall be bound by any valuation or distribution so authorized, and waive all rights in relation thereto, save only in the case the Company is proposed to be, or is, in the course of being wound up, such statutory rights (if any) under the provisions of the Statutes as are incapable of being varied or excluded by these presents.


INDEMNITY AND INSURANCE OF OFFICERS


98.     The Company may, to the maximum extent permitted by the Companies Law:

        (a) enter into a contract for the insurance of the liability, in whole or in part, of any of its Officers,

        (b)    may indemnify an Officer of the Company post factum; and

        (c) may indemnify an Officer of the Company in advance for the following events:

               (i) Any financial obligation imposed on an Officer in favor of a third party by a court judgment, including a compromise judgment approved by court (provided that the Company approved the compromise in advance) or an arbitrator's award approved by court (provided that it was given pursuant to arbitration agreed to by the Company in advance), for an act or omission performed by an Officer in his capacity as an Officer; and

               (ii) reasonable legal expenses, including attorneys' fees, expended by or charged to an Officer or adjudicated against an Officer by a court in a proceeding commenced against an Officer by the Company or on its behalf or by another person, or in a criminal charge from which an Officer was acquitted, or in a criminal charge that does not require intent, in which an Officer was convicted, all for an act or omission performed in his capacity as an Officer.

               Such indemnity shall apply in certain foreseeable events and up to a feasible amount under the circumstances, as determined by the Board of Directors.


WINDING-UP


99. If the Company shall be wound up, whether voluntarily or otherwise, the liquidators may, subject to the provision of the Statutes, divide among the shareholders in specie any part of the assets of the Company and may, with like sanction, vest any part of the assets of the Company in trustees upon such trusts, for the benefit of the shareholders, as the liquidators with like sanction shall think fit.

BUSINESS COMBINATIONS WITH INTERESTED SHAREHOLDERS

100. Notwithstanding any other provision of these Articles, the Company shall not engage in any business combination with any interested shareholder for a period of three years following the time that such shareholder became an interested shareholder, unless:

        (a) prior to such time the Board of Directors of the Company approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder, or

        (b) upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting shares of the Company outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (i) by persons who are directors and also officers and (ii) employee share plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or

        (c) at or subsequent to such time the business combination is approved by the Board of Directors and authorized at a General Meeting, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting shares which is not owned by the interested shareholder.

        (d)    A shareholder becomes an interested shareholder inadvertently and
               (i) as soon as practicable diverts itself of ownership of sufficient shares so that the shareholder ceases to be an interested shareholder; and (ii) would not, at any time within the three - year period immediately prior to a business combination between the Company and such shareholder, have been an interested shareholder but for the inadvertent acquisition of ownership; or

        (e) The business combination is proposed prior to consummation or abandonment of and subsequent to the earlier of the public announcement or the notice required hereunder of a proposed transaction which (i) constitutes one of the transactions described in the second sentence of this paragraph; (ii) is with or by a person who either was not an interested shareholder during the previous three years or who became an interested shareholder with the approval of the Company's Board of Directors; and (iii) is approved or not opposed by a majority of the members of the Boards of Directors then in office who were directors prior to any person becoming an interested shareholder during the previous three years or were recommended for election or were elected to succeed such directors by a majority of such directors. The proposed transactions referred to in the preceding sentences are limited to (x) a merger or consolidation of Company (except for merger in respect of which no vote of shareholders of the Company is required according to the Companies Law); (y) a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise of assets of the Company or of any direct or indirect majority-owned subsidiary of the Company (other than to any direct or indirect wholly owned subsidiary or to the Company) having an aggregate market value equal to 50% or more of either that aggregate market value of all of the assets of the Company determined on a consolidated basis or the aggregate market of all the outstanding shares of the Company; or (z) a proposed tender or exchange offer for 50% or more of the outstanding voting shares of the Company. The Company shall give not less than 20 days notice to all interested shareholders prior to the consummation of any of the transaction described in clause (x) or (y) of the second sentence of this paragraph.

      As used in this Article only, the term:

               (1) "affiliate" means a person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with another person.

               (2) "associate" when used to indicate a relationship with any person, means (I) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting shares, (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

               (3) "business combination" when used in reference to the Company and any interested shareholder of the Company, means:

                      (i) any merger or consolidation of the Company or any direct or indirect majority owned subsidiary of the Company with (A) an interested shareholder, or (B) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by an interested shareholder and as a result of such merger or consolidation Sub-article (a) of this Article 100 is not applicable to the surviving entity;

                      (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a shareholder of such Company to or with the interested shareholder, whether as part of a dissolution or otherwise, of assets of the Company or of any direct or indirect majority owner subsidiary of the Company, which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all of the assets of the Company determined on a consolidated basis or the aggregate market value of all of the outstanding shares of the Company.

                      (iii) any transaction which results in the issuance or transfer by the Company or by any direct or indirect majority-owned subsidiary of the Company of any shares of the Company or of such subsidiary to the interested shareholder, except (A) pursuant to the exercise, exchange or conversion of securities exercisable for or convertible into shares of the Company or any such subsidiary, which securities were outstanding prior to the time that the interested shareholder became such, (B) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares of the Company or any such subsidiary, which security is distributed pro rata to all holders of a class or series of shares of the Company subsequent to the time the interested shareholder became such, (C) pursuant to an exchange offer by the Company to purchase shares made on the same terms to all holders of said shares or (D) any issuance or transfer of shares by the Company; provided, that in no case under
                             (B)-(D) above shall there be an increase in the interested shareholder's proportionate share of the shares of any class or series of the Company or of the voting shares of the Company.

                      (iv) any transaction involving the Company or any direct or indirect majority owned subsidiary of the Company which has the effect directly or indirectly of increasing the proportionate share of the shares of any class or series or securities convertible into the shares of any class or series of the Company or of any such subsidiary which is owned by the interested shareholder except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares not caused, directly or indirectly, by the interested shareholder; or

                      (v) any receipt by the interested shareholder of the benefit, directly or indirectly (except proportionately as a shareholder of such Company), of any loans, advances, guarantees, pledges or any other financial benefits (other than those expressly permitted in subparagraphs (i)-(iv) above) provided by or through the Company or any direct or indirect majority owned subsidiary.

               (4) "control" including the term "controlling," "controlled by" and "under common control with," means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting shares, by contract or otherwise. A person who is the owner of 20% or more of the outstanding voting shares of any company, partnership, unincorporated association or other entity shall be presumed to have control of such entity. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting shares in good faith and not for the purpose of circumventing this Article as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

               (5) "interested shareholder" means any person (other than the Company and any direct or indirect majority owner subsidiary of the Company) that (i) is the owner of 15% or more of the outstanding voting shares of the Company, or
                      (ii) is an affiliate or associate of the Company and was the owner of 15% or more of the outstanding voting shares of the Company at any time within the three year period immediately prior to that date on which it is sought to be determined whether such person is an interested shareholder and the affiliates and associates of such person, or (iii) any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of action taken solely by the Company provided that such person shall be an interested shareholder if thereafter such person acquires additional voting shares of the Company, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested shareholder, the voting shares of the Company deemed to be outstanding shall include shares deemed to be owned by the person through application of paragraph (8) of this Sub-article but shall not include any other unissued shares of the Company which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

               (6) "person" means any individual, company, partnership, unincorporated association or other entity.

               (7) "share" means with respect to the Company shares of its capital and with respect to any other entity any equity interest.

               (8) "voting shares" means any class or series entitled to vote generally in the election of directors of the Company and generally.

               (9) "owner" including the terms "own" and "owned," when used with respect to any share, means a person that individually or with or through any of its affiliates or associates:

                      (i) beneficially owns such share, directly or indirectly; or

                      (ii) has (A) the right to acquire such share (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, warrants or options, or otherwise, provided, however, that a person shall not be deemed the owner of share tendered pursuant to a tender or exchange; or (B) the right to vote such share pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any share because of such person's right to vote such share if the agreement, arrangement, or understanding to vote such share arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons: or

                      (iii) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (b) of clause (ii) of this paragraph) or disposing of such share with any other person that beneficially owns or whose affiliates or associates beneficially own, directly or indirectly, such share.

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